UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2020

Wall Street Acquisitions, Corporation.

(Exact name of registrant as specified in its charter)

Delaware	000-55755	30-0965482
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4440 S. Piedras Drive, #136 San Antonio, TX 78228	11747

(Address of principal executive offices)	(Zip Code)

(973) 277 4239

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section l 2(b) of the Act:

N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 10, 2020 the Company changed accountants with the engagement of BF Borgers, CPA, PC of 5400 W. Cedar Ave, Lakewood, CO 80226.

(i) The former accountant did not resign, decline to stand for re-election or dismissed.

(ii) The former accountant’s report for the prior two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scop or accounting principles.

(iii) The decision to change accountants was not recommended by an audit or a similar committee because the Registrant has no such committee.

(iv) The decision to change accountant was approved by the board of directors

(v) The Registrant has no disagreement whatsoever with the prior accountant. The registrant engaged the new accountant because the former’s affiliate was engaged to provide other services that would have impaired the former accountant’s independence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wall Street Acquisitions, Corp
Registrant

Date: September 30, 2021

/s/ Jimmy Ramirez
Jimmy Ramirez